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Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS'

         We consent to the reference of our firm under the caption "Experts" in the Registration Statement on Form S-3 of Crosswalk.com, Inc. and the incorporation by reference therein of our report dated February 16, 1999, with respect to the consolidated financial statements as of December 31, 1998 and for the years ended December 31, 1998 and 1997 of Crosswalk.com, Inc. (formerly Didax Inc.) which appears on Form 10-K for the year ended December 31, 1999.

Hoffman, Fitzgerald & Snyder, P.C.
(Formerly, Hoffman, Morrison & Fitzgerald, P.C.)
McLean, Virginia
August 30, 2000